Exhibit 6

                                    April 5, 1999



Mr. Robert A. Alter
Chief Executive Officer
Sunstone Hotel Properties, Inc.
903 Calle Amanecer
San Clemente, CA  92673-6212


          The undersigned, Westbrook Real Estate Fund III, L.P. (the "Fund") on behalf of its wholly-owned subsidiary, Westbrook Fund III Acquisitions, L.L.C. ("Acquisitions"), in exchange of good and valuable consideration, the receipt and sufficiency of which is hereby confirmed, does hereby agree, jointly and severally with Acquisition, to be bound by and to assume all of the obligations and liabilities of Acquisitions under Sections 18, 21, 22 and 23 of the Term Sheet Letter, dated April 5, 1999, by and between Robert A. Alter and Acquisitions.


                          WESTBROOK REAL ESTATE FUND III, L.P.

                          By: Westbrook Real Estate Partners
                               Management III, L.L.C.,
                               its General Partner

                          By: Westbrook Real Estate Partners, L.L.C.,
                               its sole member

                          By:  /s/ Jonathan H. Paul
                               ---------------------
                               Name:   Jonathan H. Paul
                               Title:  Managing Principal